OPTIONAL ELECTION
               By the Undersigned Holder of the Series A Preferred
                in order to convert or exchange Series A Preferred

To:  Ramtron International Corporation
     1850 Ramtron Drive
     Colorado Springs, CO  809821
     Fax: (719) 481-9294

    The undersigned (the "Holder") is the registered owner of shares of Series A Convertible Preferred Stock ("Series A Preferred") of Ramtron International Corporation ("Ramtron"). On the terms and subject to the conditions of the Certificate of Amendment (the "Certificate of Amendment") of Ramtron's Certificate of Incorporation which is to be filed with the Secretary of State of Delaware, if approved by the holders of a majority of the outstanding Series A Preferred shares, to effect the amendment and restatement of Ramtron's Certificate of Designation governing the Series A Preferred, Holder hereby makes the following election or elections:

     [ ] Election A: To exchange Holder's shares of Series A Preferred including accrued dividends for shares of Ramtron's Common Stock at an exchange ratio of $0.75 liquidation value of Series A Preferred per share of Ramtron's Common Stock ("Election A"). Holder makes the election indicated above with respect to XXXXXXX shares of Series A Preferred owned by Holder, plus accrued dividends thereon; or

     [ ] Election B. To exchange Holder's shares of Series A Preferred including accrued dividends for cash in the amount per Series A Preferred share equal to 50% of the liquidation value thereof up to an aggregate of $6.4 million liquidation value for all holders of Series A Preferred electing to receive cash for Series A Preferred shares ("Election B"). Holder makes the election indicated above with respect to XXXXXXXX shares of Series A Preferred
owned by Holder, plus accrued dividends thereon.   If Holder elects Election
B:

     Election B-1 If the holders of more than $6.4 million liquidation value of shares of Series A Preferred elect Election B and the shares of Series A Preferred as to which Holder makes Election B are thus required to be prorated as described in the Certificate of Amendment, with respect to the remaining balance of Holder's shares not exchanged for cash, Holder elects either:
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         [  ]  to exchange such shares of Series A Preferred for shares of
               Ramtron's Common Stock at an exchange ratio of $0.75 liquidation value of Series A Preferred per share of Ramtron's Common Stock, or

         [ ] to receive shares of Series A Preferred governed by the Certificate of Amendment.

    If Holder makes no election under Election B-1 above, then Holder will receive shares of Series A Preferred governed by the Certificate of Amendment.

    If Ramtron does not receive this Election duly executed by the Holder as prescribed below prior to the Post-Closing Date (which is the date 10 days after the date of filing the Certificate of Amendment) as provided in the Certificate of Amendment, Holder's shares of Series A shall remain outstanding and be entitled to and governed by the preferences, rights and limitations of the Certificate of Amendment.

    Holder shall promptly surrender the certificate or certificates representing the shares of Series A Preferred to be converted or exchanged, duly endorsed, to Ramtron. Holder requests that: (i) in the case of Election A, or, if applicable, in the case of Holder's election of Election B to receive shares of Common Stock for any portion not exchangeable for cash, certificates for shares of Ramtron's Common Stock be issued in Holder's name set forth below, or (ii) in the case of Election B, a check for payment of the cash amount to which the Holder is entitled be issued to Holder, and in each instance sent to Holder at the address set forth below.

    If Ramtron receives this Election prior to the Closing Date (which is the date of the filing of the Certificate of Amendment), the election made will be deemed to have occurred immediately prior to the close of business on the Closing Date.

Note: If Holder wishes to continue to own shares of Series A Preferred governed by Ramtron's new Certificate of Amendment, no election is necessary and this form can be disregarded. If Holder does not make an election, then Holder will own shares of Series A Preferred. Holder may make an election even if Holder does not sign the "Written Consent of Holders of Series A Convertible Preferred Stock, $0.01 Par Value Per Share, of Ramtron International Corporation in Lieu of Special Preferred Stockholders Meeting," the "Preferred Stock Recapitalization Agreement" or the "Supplemental Exchange Rights Agreement."

Dated: ---------------------------  Signature: -----------------------------
Name: ----------------------------             Note: the above signature must
       (Please Print or Typewrite)             correspond with the name as
Address: -------------------------             written upon the face of the
                (Street)                       of the certificate evidencing
         -------------------------             the Series A Preferred.
          (City)(State)(Zip Code)

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